Exhibit 99.1

FOR IMMEDIATE RELEASE

Orion Office REIT Inc. Announces First Quarter 2023 Results

- Total Revenues of $50.2 million -
- Net Loss Attributable to Common Stockholders of $(8.9) million, or $(0.16) Per Share -
- Core Funds From Operations of $25.3 million, or $0.45 Per Share -
- All Outstanding Debt is 100% Fixed or Swapped to Fixed -
- Declares Dividend of $0.10 Per Share for Second Quarter -
- Reaffirms 2023 Outlook -

Phoenix, AZ, May 9, 2023 -- Orion Office REIT Inc. (NYSE: ONL) (“Orion” or the “Company”), a fully-integrated real estate investment trust focused on the ownership, acquisition and management of single-tenant net lease mission-critical suburban office properties located across the U.S., announced today its operating results for the first quarter ended March 31, 2023.
Paul McDowell, Orion’s Chief Executive Officer and President, commented, “We are pleased to report another solid quarter of performance from our high-quality mission-critical suburban office portfolio. During the quarter, we continued to make good progress on asset management activity, primarily through leasing and entering agreements to sell non-core assets. We will continue to navigate the ongoing challenges around the office sector across the country, while effectively managing our low leverage balance sheet and financial flexibility to build sustainable long-term value.”
First Quarter 2023 Financial and Operating Highlights
•Total Revenues of $50.2 million
•Net Loss Attributable to Common Stockholders of $(8.9) million, or $(0.16) per share
•Funds from Operations (“FFO”) of $23.5 million, or $0.41 per share
•Core FFO of $25.3 million, or $0.45 per share
•EBITDA of $27.4 million, EBITDAre of $31.2 million and Adjusted EBITDA of $31.2 million
Leasing and Disposition Activity
During the quarter ended March 31, 2023, the Company entered into one 15.0-year lease renewal for 64,000 square feet at the Company’s property in Parkersburg, West Virginia. The Company also entered into a lease expansion covering an additional 11,000 square feet with an existing tenant at one of its properties in The Woodlands, Texas, and entered into one new 5.0-year lease and one 1.0-year lease renewal for a total of 8,000 square feet at its other property in The Woodlands, Texas. Additionally, Orion is in various stages of negotiation and documentation for new leases and renewals at multiple properties.
The Company has agreements currently in place to sell eight additional properties, representing 631,000 square feet, for an aggregate sale price of $41.0 million, including the six property Walgreens campus in Deerfield, IL.
Balance Sheet
As of March 31, 2023, the Company has total debt of $557.3 million, comprised of $175.0 million under the credit facility term loan, $355.0 million under the Company’s securitized mortgage loan (the “CMBS Loan”) and $27.3 million which represents Orion’s pro rata share of indebtedness of the Unconsolidated Joint Venture. As of March 31, 2023, the Company had no outstanding draws under its $425.0 million capacity credit facility revolver.
As of March 31, 2023, Orion had $449.5 million of liquidity, comprised of $24.5 million cash on hand, including the Company’s pro rata share of cash from the Unconsolidated Joint Venture, as well as $425.0 million of available capacity on Orion’s $425.0 million-capacity credit facility revolver.

Dividend
On May 8, 2023, Orion’s Board of Directors declared a quarterly cash dividend of $0.10 per share for the second quarter of 2023, payable on July 17, 2023, to stockholders of record as of June 30, 2023. The dividend was sized to permit future growth while preserving meaningful free cash flow for reinvestment into the current portfolio and for accretive investments.
Real Estate Portfolio
As of March 31, 2023, Orion’s real estate portfolio consisted of 81 properties as well as a 20% ownership interest in the Arch Street Joint Venture, Orion’s Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, LLC, comprising six properties. As of March 31, 2023, the Company’s portfolio occupancy rate was 87.5%, with 73.6% of annualized base rent derived from Investment Grade Tenants, and the portfolio’s weighted average remaining lease term was 4.0 years.
As of March 31, 2023, the Unconsolidated Joint Venture owned six real estate assets for total Gross Real Estate Investments of approximately $227.2 million. Orion is continuing to review a number of potential property acquisitions for both its balance sheet and the Unconsolidated Joint Venture.
2023 Outlook
The Company’s 2023 Core FFO range of $1.55 to $1.63 per share, its 2023 General and Administrative Expense guidance range of $18.75 million to $19.75 million, and its 2023 year-end Net Debt to Adjusted EBITDA guidance range of 4.3x to 5.3x, are unchanged from last quarter.
Webcast and Conference Call Information
Orion will host a webcast and conference call to review its financial results at 10:00 a.m. ET on Wednesday, May 10, 2023. The webcast and call will be hosted by Paul McDowell, Chief Executive Officer and President, and Gavin Brandon, Chief Financial Officer, Executive Vice President and Treasurer. To participate, the webcast may be accessed live by visiting the “Investors” section of Orion’s website at https://www.onlreit.com/investors. To join the conference call, callers from the United States and Canada should dial 1-877-407-3982, and international callers should dial 1-201-493-6780, ten minutes prior to the scheduled call time.
Replay Information
A replay of the webcast may be accessed via the web by visiting the “Investors” section of Orion’s website at
https://www.onlreit.com/investors. The conference call replay will be available after 1:00 p.m. ET on Wednesday, May 10, 2023 through 11:59 a.m. ET on Wednesday, May 24, 2023. To access the replay, callers may dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and use passcode, 13737375.
Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release and the accompanying quarterly supplemental information as of and for the quarter ended March 31, 2023 contain certain financial measures that are not prepared in accordance with GAAP, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Funds Available for Distribution (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), and Adjusted EBITDA. Please see the attachments to this press release for how Orion defines these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
About Orion Office REIT Inc.
Orion Office REIT Inc. (NYSE: ONL) is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of mission-critical and headquarters office buildings located in high-quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. The company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. The company is headquartered in Phoenix, Arizona and has an office in New York, New York. For additional information on the company and its properties, please visit onlreit.com.
Investor Relations:
Email: investors@onlreit.com
Phone: 602-675-0338

About the Data
This data and other information described herein are as of and for the three months ended March 31, 2023, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated and combined financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Office REIT Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Report on Form 10-Q for the period ended March 31, 2023 and Annual Report on Form 10-K for the year ended December 31, 2022.

Definitions
Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance.
CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.
Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable.
Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses and spin related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our pro rata share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.
Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.
Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat Lease may include a period of free rent at the beginning or end of the lease.

Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures, as well as certain non-cash items such as amortization of above market leases, net of amortization of below market lease liabilities, straight-line rental revenue and our pro rata share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend. Beginning in 2023, the Company's definition of FAD is not adjusting for the following items, which are already included as adjustments in calculating Core FFO: (i) amortization of deferred lease incentives, (ii) amortization of deferred financing costs, (iii) equity-based compensation, and (iv) amortization of premiums and discounts on debt, net. Additionally, beginning in 2023, the Company has revised the FAD adjustment for equity in income (loss) of unconsolidated joint venture to only exclude the non-cash amortization related to the joint venture investment basis difference. These changes in definition have also been applied retrospectively for comparison purposes.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, spin related expenses and gains or losses on extinguishment of swaps and/or debt, and our pro rata share of Core FFO adjustments related to the Unconsolidated Joint Venture. Beginning in 2023, the Company has revised its definition of Core FFO to also exclude the following non-cash charges which management believes do not reflect the ongoing operating performance of our business: (i) amortization of deferred lease incentives, (ii) amortization of deferred financing costs, (iii) equity-based compensation, and (iv) amortization of premiums and discounts on debt, net. This change in definition has also been applied retrospectively for comparison purposes.
We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or an equivalent measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).

Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's pro rata share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.
Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.
Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor’s or a Credit Rating of Baa3 or higher from Moody’s. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Square Feet is Rentable Square Feet leased and includes such amounts related to the Unconsolidated Joint Venture.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Venture's cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments.

Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, transaction related expenses and spin related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rent adjustments and amortization of above-market intangible lease assets and below-market lease intangible liabilities. Cash NOI includes the pro rata share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by the Unconsolidated Joint Venture.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and the Company's pro rata share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to simultaneously serve as collateral under other borrowings.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's pro rata share of Annualized Base Rent related to the Unconsolidated Joint Venture.

Forward-Looking Statements
Information set forth in this press release includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," “guidance,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:
•the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to refinance our debt obligations on favorable terms and in a timely manner, or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions;
•the extent to which changes in workplace practices and office space utilization, including remote work arrangements, will continue and the impact that may have on demand for office space at our properties;
•our ability to acquire new properties and sell non-core assets on favorable terms and in a timely manner, or at all;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on certain of our properties;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single tenant properties;
•our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all;
•the cost of rent concessions, tenant improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to tenant termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;
•risks accompanying the management of OAP/VER Venture, LLC (the “Arch Street Joint Venture”), our unconsolidated joint venture, in which we hold a non-controlling interest;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected;
•risks associated with the fact that we have a limited operating history and our future performance is difficult to predict;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess or insured limits or uninsured losses;
•risks associated with the potential volatility of our common stock; and
•the risk that we may fail to maintain our qualification as a REIT.
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

ORION OFFICE REIT INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	March 31, 2023	December 31, 2022
Assets
Real estate investments, at cost:
Land	$236,966	$238,225
Buildings, fixtures and improvements	1,127,590	1,128,400
Total real estate investments, at cost	1,364,556	1,366,625
Less: accumulated depreciation	141,093	133,379
Total real estate investments, net	1,223,463	1,233,246
Accounts receivable, net	24,697	21,641
Intangible lease assets, net	182,629	202,832
Cash and cash equivalents	23,755	20,638
Real estate assets held for sale, net	2,502	2,502
Other assets, net	89,826	90,214
Total assets	$1,546,872	$1,571,073

Liabilities and Equity
Mortgages payable, net	$352,337	$352,167
Credit facility term loan, net	174,153	173,815
Accounts payable and accrued expenses	19,957	26,161
Below-market lease liabilities, net	12,526	14,068
Distributions payable	5,666	5,664
Other liabilities, net	22,286	23,340
Total liabilities	586,925	595,215

Common stock	57	57
Additional paid-in capital	1,147,466	1,147,014
Accumulated other comprehensive income	4,540	6,308
Accumulated deficit	(193,516)	(178,910)
Total stockholders' equity	958,547	974,469
Non-controlling interest	1,400	1,389
Total equity	959,947	975,858
Total liabilities and equity	$1,546,872	$1,571,073

ORION OFFICE REIT INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Revenues:
Rental	$49,990	$53,017
Fee income from unconsolidated joint venture	200	189
Total revenues	50,190	53,206
Operating expenses:
Property operating	15,344	15,314
General and administrative	4,309	3,517
Depreciation and amortization	28,166	34,353
Impairments	3,754	1,602
Transaction related	105	63
Spin related	—	756
Total operating expenses	51,678	55,605
Other (expense) income:
Interest expense, net	(7,139)	(6,847)
Loss on extinguishment of debt, net	—	(468)
Other income, net	36	39
Equity in loss of unconsolidated joint venture	(123)	(41)
Total other (expenses) income, net	(7,226)	(7,317)
Loss before taxes	(8,714)	(9,716)
Provision for income taxes	(160)	(166)
Net loss	(8,874)	(9,882)
Net income attributable to non-controlling interest	(11)	(24)
Net loss attributable to common stockholders	$(8,885)	$(9,906)

Weighted-average shares outstanding - basic and diluted	56,642	56,626
Basic and diluted net loss per share attributable to common stockholders	$(0.16)	$(0.17)

ORION OFFICE REIT INC.
FFO, CORE FFO and FAD
(In thousands, except for per share data) (Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net loss	$(8,885)	$(9,906)
Depreciation and amortization of real estate assets	28,142	34,337
Impairment of real estate	3,754	1,602
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	462	461
FFO attributable to common stockholders	$23,473	$26,494
Adjustments:
Transaction related expenses	105	63
Spin related expenses	—	756
Amortization of deferred financing costs (1)	1,049	1,171
Amortization of deferred lease incentives, net (1)	101	—
Equity-based compensation (1)	526	270
Loss on extinguishment of debt, net	—	468
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	29	67
Core funds from operations attributable to common stockholders (1)	$25,283	$29,289
Adjustments:
Amortization of above and below market leases, net	(215)	(320)
Straight-line rental revenue	(2,684)	(896)
Unconsolidated Joint Venture basis difference amortization (1)	133	258
Capital expenditures and leasing costs	(3,338)	(2,401)
Other adjustments, net	131	63
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(40)	(58)
Funds available for distribution (1)	$19,270	$25,935

Weighted-average shares outstanding - basic	56,642	56,626
Effect of weighted-average dilutive securities (2)	18	1
Weighted-average shares outstanding - diluted	56,660	56,627

FFO attributable to common stockholders per diluted share	$0.41	$0.47
Core FFO attributable to common stockholders per diluted share	$0.45	$0.52
FAD per diluted share	$0.34	$0.46
____________________________________
(1)The Company has revised its definition of Core FFO and FAD beginning in 2023 and has applied this change retrospectively for comparison purposes. See the Definitions section for further discussion of the change.
(2)Dilutive securities include unvested restricted stock units. Such shares are not included when calculating net loss per diluted share applicable to the Company for the three months ended March 31, 2023 and 2022 as the effect would be antidilutive.

ORION OFFICE REIT INC.
EBITDA, EBITDAre AND ADJUSTED EBITDA
(In thousands) (Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net loss	$(8,885)	$(9,906)
Adjustments:
Interest expense	7,139	6,847
Depreciation and amortization	28,166	34,353
Provision for income taxes	160	166
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	854	643
EBITDA	$27,434	$32,103
Impairment of real estate	3,754	1,602
EBITDAre	$31,188	$33,705
Transaction related	105	63
Spin related	—	756
Amortization of above and below market leases, net	(215)	(320)
Amortization of deferred lease incentives	101	—
Loss on extinguishment and forgiveness of debt, net	—	468
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(7)	(7)
Adjusted EBITDA	$31,172	$34,665

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Interest expense - as reported	$7,139	$6,847
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(1,049)	(1,171)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	363	115
Interest Expense, excluding non-cash amortization	$6,453	$5,791

	Three Months Ended
Interest Coverage Ratio	March 31, 2023	March 31, 2022
Interest Expense, excluding non-cash amortization (1)	$6,453	$5,791
Adjusted EBITDA (2)	31,172	34,665
Interest Coverage Ratio	4.83x	5.99x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$6,453	$5,791
Secured debt principal amortization	—	—
Total fixed charges	6,453	5,791
Adjusted EBITDA (2)	31,172	34,665
Fixed Charge Coverage Ratio	4.83x	5.99x
____________________________________
(1)Refer to the Statement of Operations for interest expense calculated in accordance with GAAP and to the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statement of Operations for net income calculated in accordance with GAAP and to the EBITDAre and Adjusted EBITDA table in the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.

Net Debt	March 31, 2023	December 31, 2022
Mortgages payable, net	$352,337	$352,167
Credit facility term loan, net	174,153	173,815
Total debt - as reported	526,490	525,982
Deferred financing costs, net	3,510	4,018
Principal Outstanding	530,000	530,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	27,332	27,332
Adjusted Principal Outstanding	$557,332	$557,332
Cash and cash equivalents	(23,755)	(20,638)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(727)	(572)
Net Debt	$532,850	$536,122

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	March 31, 2023	December 31, 2022
Total real estate investments, at cost - as reported	$1,364,556	$1,366,625
Adjustments:
Gross intangible lease assets	353,341	360,690
Gross intangible lease liabilities	(31,317)	(31,317)
Gross assets held for sale	2,544	2,544
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	45,435	45,427
Gross Real Estate Investments	$1,734,559	$1,743,969

	March 31, 2023	December 31, 2022
Net Debt Ratios
Net Debt (1)	$532,850	$536,122
Adjusted EBITDA (2)	124,688	132,210
Net Debt to Adjusted EBITDA Ratio (2)	4.27x	4.06x

Net Debt (1)	$532,850	$536,122
Gross Real Estate Investments (1)	1,734,559	1,743,969
Net Debt Leverage Ratio	30.7%	30.7%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments	$1,131,272	$1,141,035
Gross Real Estate Investments (1)	1,734,559	1,743,969
Unencumbered Asset Ratio	65.2%	65.4%
____________________________________
(1)Refer to the Balance Sheets for total debt and real estate investments, at cost calculated in accordance with GAAP and to the table above for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Adjusted EBITDA for March 31, 2023 has been annualized for the purpose of this calculation. Adjusted EBITDA for December 31, 2022 has not been annualized for the purpose of this calculation.